     As filed with the Securities and Exchange Commission on March 18, 2002
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               PUGET ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                          Washington                                                      91-1969407
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                             411 - 108th Avenue N.E.
                         Bellevue, Washington 98004-5515
                                 (425) 454-6363
               (Address, including zip code, and telephone number,
               including area code of principal executive offices)

   NONQUALIFIED STOCK OPTION GRANT NOTICE/AGREEMENT (GRANTED JANUARY 7, 2002) NONQUALIFIED STOCK OPTION GRANT NOTICE/AGREEMENT (GRANTED JANUARY 7, 2002)
                            (Full title of the plans)

                                STEPHEN A. MCKEON
                    Senior Vice President - Finance and Legal
                             Chief Financial Officer
                               Puget Energy, Inc.
                             411 - 108th Avenue N.E.
                         Bellevue, Washington 98004-5515
                                 (425) 454-6363

 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                                   ANDREW BOR
                                Perkins Coie LLP
                          1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099
                                 (206) 583-8888

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                 Amount to        Proposed Maximum         Proposed Maximum          Amount of
                                                     Be          Offering Price Per       Aggregate Offering     Registration Fee
     Title of Securities to be Registered        Registered          Share (2)                  Price                   (2)
                                                    (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,            110,000         $      22.51              $  2,476,100        $        228
subject to the Nonqualified Stock Option
Grant Notice/Agreement (granted January 7,
2002).........................................
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,            150,000         $      22.51              $  3,376,500        $        311
subject to the Nonqualified Stock Option
Grant Notice/Agreement (granted January 7,
2002).........................................
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL.....................................     260,000         $      22.51              $  5,852,600        $        539
------------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the stock option agreements as the result of any future stock split, stock dividend, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The maximum offering price per share and the registration fee are calculated based upon the price at which each of the options may be exercised, which is $22.51 per share.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 2001, filed by Puget Energy, Inc. (the "Registrant") on March 14, 2002, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

          (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-4 (No. 333-77491) filed on April 30, 1999, including any amendments or reports filed for the purpose of updating such description.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 11 of the Registrant's restated articles of incorporation and Section 6 of the Registrant's bylaws provides for indemnification of the Registrant's directors and officers to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 10 of the Registrant's restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

     The above discussion of the WBCA and the bylaws and articles of incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the bylaws and the articles of incorporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

     Exhibit
     Number                                    Description
     -------   -----------------------------------------------------------------
       5.1     Opinion of Perkins Coie LLP regarding legality of the Common
               Stock being registered

      23.1     Consent of PricewaterhouseCoopers LLP

      23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

      24.1     Power of Attorney (see signature page)

      99.1 Nonqualified Stock Option Grant Notice/Agreement (Granted January 7, 2002)

      99.2 Nonqualified Stock Option Grant Notice/Agreement (Granted January 7, 2002)

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 7th day of March, 2002.

                                       PUGET ENERGY, INC.

                                       By: /s/ Stephen P. Reynolds
                                           -------------------------------------
                                           Stephen P. Reynolds
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes James W. Eldredge or Stephen A. McKeon, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 7th day of March, 2002.

             SIGNATURE                                  TITLE

     /s/ Stephen P. Reynolds           President, Chief Executive Officer, and
-----------------------------------    Director (Principal Executive Officer)
     Stephen P. Reynolds

     /s/ Stephen A. McKeon             Senior Vice President - Finance and Legal
-----------------------------------    Chief Financial Officer (Principal
     Stephen A. McKeon                 Financial Officer)

     /s/ James W. Eldredge             Corporate Secretary and Chief Accounting
-----------------------------------    Officer (Principal Accounting Officer)
     James W. Eldredge

     /s/ Douglas P. Beighle            Chairman of the Board of Directors
-----------------------------------
     Douglas P. Beighle

     /s/ Charles W. Bingham            Director
-----------------------------------
     Charles W. Bingham

     /s/ Phillis J. Campbell           Director
-----------------------------------
     Phillis J. Campbell

     /s/ Craig W. Cole                 Director
-----------------------------------
     Craig W. Cole

     /s/ Robert L. Dryden              Director
-----------------------------------
     Robert L. Dryden

     /s/ John D. Durbin                Director
-----------------------------------
     John D. Durbin

     /s/ Tomio Moriguchi               Director
-----------------------------------
     Tomio Moriguchi

     /s/ Kenneth P. Mortimer           Director
-----------------------------------
     Kenneth P. Mortimer

     /s/ Sally G. Narodick             Director
-----------------------------------
     Sally G. Narodick

                                INDEX TO EXHIBITS

     Exhibit
     Number                                    Description
     -------   -----------------------------------------------------------------
       5.1     Opinion of Perkins Coie LLP regarding legality of the Common
               Stock being registered

      23.1     Consent of PricewaterhouseCoopers LLP

      23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit
               5.1)

      24.1     Power of Attorney (see signature page)

      99.1 Nonqualified Stock Option Grant Notice/Agreement (Granted January 7, 2002)

      99.2 Nonqualified Stock Option Grant Notice/Agreement (Granted January 7, 2002)